Exhibit 23.2

We consent to the incorporation by reference in Registration Statement No. 333-193983 on Form S-8 of NCI, Inc. of our report dated March 5, 2014 of our audit of the financial statements of Computech, Inc. as of December 31, 2013 and for the year then ended, which report is included in the Form 8-K/A of NCI, Inc. to which this consent is filed as an exhibit.

/s/ Watkins Meegan LLC

Tysons, Virginia

March 13, 2015